UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2024
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, the Board of Directors (the “Board”) of Southern California Gas Company (the “Company”), a subsidiary of Sempra, appointed (i) Maryam S. Brown, president of the Company since 2019, to also serve as the chief executive officer, a director of the Company and a member of the Compensation Committee of the Board (the “Compensation Committee”) and (ii) Karen L. Sedgwick, executive vice president and chief financial officer of Sempra, to serve as non-executive chairman of the Board, a director of the Company and a member of the Compensation Committee, in each case effective January 1, 2025. On November 8, 2024, Scott Drury, currently the chief executive officer and a director of the Company, announced that he will be retiring from those positions after more than 38 years of service with the Sempra family of companies, effective January 1, 2025.

In connection with her appointment as chief executive officer of the Company, Ms. Brown’s annual base salary will be increased to $600,000 and the target value of her performance-based cash bonus award will be increased to 70% of her annual base salary, in each case effective January 1, 2025. The Compensation Committee will also recommend to the Compensation and Talent Development Committee of the Sempra Board of Directors that the target value of her long-term equity-based incentive awards scheduled to be granted on or about January 2, 2025 be increased to 190% of her annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: November 12, 2024	By: /s/ Mia L. DeMontigny
Mia L. DeMontigny Senior Vice President and Chief Financial Officer